EXHIBIT 99.2

NEWS RELEASE

Torrance, California
October 21, 2004

SUMMA INDUSTRIES ANNOUNCES NEW STOCK REPURCHASE PLAN

Summa Industries (NasdaqNM: SUMX) announces that its Board of Directors has approved a new plan to repurchase up to $2 million of its common stock (the “2005 Buy Back”) with no time limit.

The Company has completed several share buy-back programs in recent years, pursuant to which shares have been purchased in the open market and in private transactions.  Common stock repurchases totaled $450,000 in fiscal 2002, $2,038,000 in fiscal 2003 and $3,668,000 in fiscal 2004.

Summa Industries manufactures proprietary plastic components for industrial and commercial markets.

Statements in this news release which relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor.  These forward-looking statements include, but are not limited to, statements regarding the future buy-back of the Company’s shares of common stock.  Actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including but not limited to, the inability of the Company to make such repurchases or the subsequent decision not to complete the 2005 Buy Back on a timely basis, and other risks and uncertainties described in detail under “Risk Factors” in Summa’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079; ir@summaindustries.com; www.summaindustries.com.